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   As filed with the Securities and Exchange Commission on September 1, 2000

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                  FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Vesta Insurance Group, Inc.
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            (Exact name of registrant as specified in its charter)

            Delaware                                      63-1097283
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     (State of Incorporation)               (I.R.S. Employer Identification No.)

       3760 River Run Drive
       Birmingham, Alabama                                  35243
     ------------------------               -----------------------------------
      (Address of principal                               (Zip Code)
        executive offices)

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[CAPTION]
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
If this Form relates to the registration        If this Form relates to the registration
of a class of securities pursuant to            of a class of securities pursuant to
Section 12(b) of the Exchange Act and is        Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction       effective pursuant to General Instruction
A.(c), please check the following box. [X]      A.(d), please check the following box. [_]

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Securities Act Registration Statement File Number
to which this Form relates:                        Not Applicable
                                                   --------------
                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class             Name of Each Exchange on Which
       to be so Registered             Each Class is to be Registered
  -------------------------------      ------------------------------
  Preferred Stock Purchase Rights          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
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                               (Title of Class)


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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         At a meeting held August 10, 2000, the Board of Directors of Vesta Insurance Group, Inc. authorized an amendment (the "Amendment") to the Rights Agreement, dated as of June 15, 2000 (the "Rights Agreement"), by and between
the Company and First Chicago Trust Company, as Rights Agent.   The Rights were
previously registered on Form 8-A on June 21, 2000. The purpose of the Amendment was to permit certain entities to acquire beneficial ownership of in excess of 10% of Vesta's Common Stock without becoming an "Acquiring Person" under the Rights Agreement or otherwise having any effect on the Rights.

     A complete copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on June 21, 2000.

Item 2.  Exhibits.

     Exhibit No.    Description
     -----------    -----------

         4.1 Amendment to Rights Agreement, dated as of August 10, 2000, between the Company and First Chicago Trust Company, as Rights Agent.


                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 1, 2000


                              VESTA INSURANCE GROUP, INC.


                              By: /s/ Norman W. Gayle, III
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                              Name:  Norman W. Gayle, III
                              Title: President

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